SECOND LEASE MODIFICATION AGREEMENT

This Second Lease Modification Agreement (this "**Second Amendment**"), dated as of January 31, 2022 (the "**Effective Date**"), by and between **TWO HARBOR POINT SQUARE LLC**, a Delaware limited liability company, having an office c/o BLT Management LLC, 1 Elmcroft Road, Suite 500, Stamford, Connecticut 06902 ("**Landlord**") and **SPRINGWORKS THERAPEUTICS, INC. ("Tenant")**, a Delaware corporation and successor-in-interest to SpringWorks Therapeutics Operating Company PBC ("**SWPBC**"), having an office at 100 Washington Boulevard, 5th Floor, Stamford, Connecticut 06902.

RECITALS:

A. Landlord and Structured Portfolio Management, L.L.C. ("**SPM**") entered into a certain Lease (the "**Original Lease**") dated December 1, 2011, as amended by that certain First Lease Modification Agreement dated as of December 1, 2012 and as the rights and obligations of the tenant under such lease were (1) assigned by SPM and assumed by SWPBC pursuant to that certain (a) Assignment and Assumption of Lease effective as of October 10, 2018 and (b) Consent to Assignment ("**Consent**") dated October 10, 2018 by Landlord and (2) assigned by SpringWorks Therapeutics Operating Company, Inc. ("**SWTOC**"), formerly known as SWPBC, and assumed by Tenant (which SWTOC and Tenant represent to Landlord is the indirect parent company of SWTOC and therefore constitutes a Successor or an Affiliate of SWTOC as defined in Section 12.4 of the Lease) pursuant to that certain Assignment and Assumption of Lease (the "**Assignment**") dated as of the Effective Date (and executed immediately prior to this Second Amendment) and a copy of which Assignment is attached hereto as **Exhibit A** (the Original Lease, as so amended and as so assigned, is hereinafter referred to as the "**Lease**").

B. The obligations of Tenant under the Lease were guaranteed pursuant to the terms and conditions of that certain Guaranty of Lease (the "**Guaranty**"), dated as of October 10, 2018, by SpringWorks Therapeutics, LLC, a Delaware limited liability company, in favor of Landlord.

C. Pursuant to, and in accordance with the Lease, Landlord leases to Tenant the entirety of the fifth (5th) floor in the building known as Two Harbor Point Square (and also known as 100 Washington Boulevard), Stamford, Connecticut, which leased premises is comprised of approximately 23,919 rentable square feet.

D. Landlord and Tenant desire to amend the Lease to provide for (i) an extension of the Term of the Lease and (ii) such other terms as are provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. In the event of any inconsistency between the Lease and this Second Amendment, the provisions of this Second Amendment shall control, and all other provisions of the Lease shall remain in full force and effect.

2. Amendments to the Lease. The Lease is hereby amended as follows:

(i) **Term.** The Term of the Lease is hereby amended and extended from the current Lease Expiration Date of November 30, 2022 for a period of sixty-five (65) months (such period is

referred to as the "**First Extension Term**"). The commencement date of the First Extension Term is December 1, 2022 and the Lease shall expire without notice on April 30, 2028 (the amended "**Lease Expiration Date**"), unless extended or sooner terminated as provided in the Lease.

(ii) **Fixed Rent and Additional Rent.** Section 4.1(a) of the Lease is hereby amended to state that the Fixed Rent from February 1, 2022 through the amended Lease Expiration Date is payable as follows:

LEASE PERIOD	FIXED RENT FOR PERIOD	MONTHLY INSTALLMENTS OF FIXED RENT	PER SQUARE FOOT FIXED RENT RATE
2/1/2022 – 6/30/2022	$0.00	$0.00	$0.00
7/1/2022 – 11/30/2022	$509,177.80	$101,835.56	$51.09
12/1/2022 – 11/30/2023	$1,124,193.00	$93,682.75	$47.00
12/1/2023 – 11/30/2024	$1,152,417.48	$96,034.79	$48.18
12/1/2024 – 11/30/2025	$1,181,120.28	$98,426.69	$49.38
12/1/2025 – 11/30/2026	$1,210,540.56	$100,878.38	$50.61
12/1/2026 – 11/30/2027	$1,240,917.72	$103,409.81	$51.88
12/1/2027 – 4/30/2028	$530,005.20	$106,001.04	$53.18

Tenant shall not be required to pay Fixed Rent or Tenant's Proportionate Share of Operating Expenses, but shall be required to pay for Tenant's electrical usage pursuant to Section 11.3 of the Lease with respect to that portion of the Term from February 1, 2022 through June 30, 2022.

(iii) **Controllable Expense Cap.** Commencing January 1, 2023 and for the remainder of the Term as herein extended, Section 6.1(a) of the Lease is hereby amended to state that Tenant shall not be liable for an increase of more than three percent (3%) in the aggregate per annum, on a cumulative basis, for all Controllable Expenses, over a baseline expense factor of actual Operating Expenses for calendar year 2022 (the amended "**Controllable Expense Cap**"); provided, the amended Controllable Expense Cap shall be further adjusted upward to reflect any Operating Expenses that were reduced in calendar year 2022 as a result of the COVID-19 pandemic in respect of cleaning, repair and maintenance, shuttle and cafeteria services. For purposes of clarity, Landlord acknowledges and agrees that in the event Tenant feels that any such upward adjustment is not appropriate (including, without limitation, because such upward adjustment (A) was not permitted by the foregoing language or (B) is in an amount that is not COVID-19 pandemic related), such upward adjustment shall be subject to Tenant's audit rights contained in Section 6.2 of the Lease (which audit rights shall be subject to, and in accordance with, the terms and conditions of such Section 6.2).

(iv) **Tenant Refurbishment Allowance.** Landlord shall pay up to $478,380.00 (the "**Refurbishment Allowance**") toward the Hard Costs, Soft Costs and furniture, data and phone cabling costs incurred by Tenant in connection with the further improvement of the Premises (the "**Additional Tenant Improvements**"). The provisions of Section 22.2 of the Lease with respect to the Tenant Improvements shall apply to the Additional Tenant Improvements, *mutatis mutandis*, and the provisions of Section 22.3 of the Lease with respect to the Tenant Improvement Allowance shall apply to the Tenant Refurbishment Allowance, *mutatis mutandis*. Landlord hereby approves Signature Construction as Tenant's contractor for the Additional Tenant Improvements. Landlord, at no cost to Tenant, shall provide to Tenant reasonable freight elevator and loading dock access, coordinated with Landlord's property manager, in connection with the construction of the

Additional Tenant Improvements.

(v) **Right of First Offer.** Section 23.1 of the Lease is hereby reinstated for the benefit of Tenant (notwithstanding anything to the contrary contained in the Lease and/or the Consent) and amended as follows:

(1) to define the First Offer Space as (a) the fourth (4th) floor of the Building; (b) that portion of the third (3rd) floor of the Building occupied as of the date hereof by Schonfeld Strategic Advisors LLC; and (c) once vacated by Insight Global, LLC and subsequently leased to a third party, that portion of the third (3rd) floor of the Building occupied as of the date hereof by Insight Global, LLC;

(2) to delete the phrase ("x") on the first line of Section 23.1(a) and the phrase "and (y) X.L Global Services, Inc" on the second line of Section 23.1(a); and

(3) to delete the last sentence of Section 23.1(d) in its entirety and replace it with the following sentence: "Landlord shall be obligated to give a First Offer Notice, but Tenant shall have no right to exercise its option to lease the First Offer Space, and any attempted exercise shall be void and no effect, if (x) the First Offer Notice is provided later than the last day of the third (3rd) Lease Year of the First Extension Term and Tenant does not, simultaneously with its acceptance of Landlord's offer, bind itself to extend the Term to include the first Renewal Term; or (y) the First Offer Notice is provided later than the last day of the third (3rd) Lease Year of the first Renewal Term (if such first Renewal Term is for a period of five (5) years) and Tenant does not, simultaneously with its acceptance of Landlord's offer, bind itself to extend the Term to include the second Renewal Term; or (z) the First Offer Notice is provided either (i) later than the last day of the third (3rd) Lease Year during the second five (5) year Renewal Term (if applicable) or (ii) later than the last day of the eighth (8th) Lease Year of the Renewal Term (if such Renewal Term is for a period of ten (10) years) and Tenant does not , simultaneously with its acceptance of Landlord's offer, bind itself to extend the Term to include a minimum of seven (7) years from the date Landlord's offer is accepted with respect to the First Offer Space."

(vi) **Multi-Floor Access.** If at any time the Premises shall consist of more than one (1) floor of the Building, then subject to the requirements of Article 9 and Article 22 of the Lease, as applicable, Landlord shall permit Tenant to use the fire stairs connecting the floors of the Premises as convenience stairs, and to install, at Tenant's sole cost and expense, an internal security system with respect to such access. Any such system so installed shall be tied into the Building's security and fire alarm systems and Landlord shall be provided with keys or electronic card access, if applicable.

(vii) **Renewal Terms.** Section 3.2 of the Lease is hereby reinstated for the benefit of Tenant (notwithstanding anything to the contrary contained in the Lease and/or the Consent) and amended to provide that (a) Tenant shall have the right, at its option, to further renew the Term of this Lease at the end of the First Extension Term for two (2) Renewal Terms of five (5) years each or, at Tenant's option, one (1) Renewal Term of ten (10) years; and (b) during each Renewal Term, the Fixed Rent shall be equal to 100% of the Fair Rental Value of the Premises as of the date that is six (6) months prior to the commencement of such Renewal Term, taking into account all relevant factors, including, but not limited to, that there will be no break in the rent stream for lease-up time, construction time, cash allowances, free rent, or other lease procurement costs. Except as expressly

stated in this subsection (vii), the terms and conditions of Section 3.2 of the Lease shall apply to any right Tenant may have to a Renewal Term.

(viii) **State of Connecticut Incentives.** Landlord agrees that in accordance with the provisions of Section 35.1(m) of the Lease it shall reasonably cooperate with Tenant in Tenant's efforts to obtain government economic incentives; provided, in accordance with said Section 35.1(m) Tenant acknowledges that it will not pursue incentives from the State of Connecticut or from any other governmental entity to the extent that such incentives, if granted, would reduce the Property Taxes.

(ix) **Security Deposit.** Section 34.1 of the Lease is hereby amended to provide that if, on December 1, 2025 this Lease shall be in effect and no Event of Default shall have occurred and be uncured, the Security Deposit shall decrease to $400,000.00 on said date, and if, on December 1, 2026 this Lease shall be in effect and no Event of Default shall have occurred and be uncured, the Security Deposit shall decrease to $300,000.00 on said date. In no event shall the Security Deposit be less than $300,000.00. Landlord shall return any such reduction to Tenant within thirty (30) days thereafter or, at Tenant's direction, apply such reduction to Rent. If the Security Deposit is a Letter of Credit pursuant to Section 34.2, then Landlord shall, as soon as reasonably practical confirm reduction of the Letter of Credit amount to the reduced amount or return to Tenant the prior Letter of Credit upon delivery of a replacement Letter of Credit in the reduced amount.

(x) **Guaranty**. The Guaranty shall be deemed terminated and of no further force or effect effective as of the Effective Date and Guarantor shall be released from any and all obligations under the Guaranty accruing from and after the Effective Date hereof; provided, however, Guarantor shall remain fully liable under the Guaranty for any and all obligations of Tenant under the Lease with respect to the period through and/or prior to the Effective Date.

(xi) **Nonstandard Improvements**. As provided in Landlord's Estoppel Certificate issued in connection with the Consent, Landlord hereby confirms that there are no Nonstandard Improvements (including, without limitation, the existing Generator and existing UPS System) that Landlord has designated as must be removed by Tenant at the expiration or earlier termination of the Lease.

(xii) **Notice of Amended Lease**. Supplementing Section 33.3 of the Lease, at Tenant's request, Landlord shall prepare, execute, acknowledge and exchange with Tenant a statutory Notice of Amended Lease with respect to the Lease, as amended by this Second Amendment, sufficient for recording and which Tenant may record in the Stamford Land Records. Such Notice shall not in any circumstance be deemed to change or otherwise affect any of the terms, covenants and conditions of the Lease, as amended by this Second Amendment.

3. **Ratification of Lease: Effect of Amendment.** The Lease, as amended by this Second Amendment, is hereby ratified and confirmed, and each and every provision, covenant, condition, obligation, right and power contained in and under, the Lease, as amended by this Second Amendment, shall continue in full force and effect. This Second Amendment is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided in this Second Amendment, the Lease has not been modified, amended, canceled, terminated, surrendered, superseded or otherwise rendered of no force and effect. Tenant acknowledges and agrees that the Lease, as amended by this Second Amendment, is enforceable against Tenant in accordance with its terms. The Lease and this Second Amendment shall be construed together as a single instrument.

4. **Brokerage Commission.** Tenant and Landlord each represent to the other party that (i)

neither party has dealt with any real estate broker, salesperson or finder in connection with this Second Amendment other than CBRE Inc. (the "**Broker**"), (ii) no person other than the Broker initiated or participated in the negotiation of this Second Amendment, and (iii) no person other than the Broker is entitled to any commission in connection herewith. Landlord shall pay the Broker pursuant to a separate commission agreement with the Broker. Landlord and Tenant hereby agree to indemnify, defend and hold the other party and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys' fees) arising from any claim of any kind which arise out of or are in any way connected such party's breach of the foregoing representations.

5. **No Defaults, Counterclaims or Rights of Offset; Release of Landlord.** Tenant hereby represents and warrants that, to the best of its knowledge, as of the date of the execution of this Second Amendment by Tenant, there are no defaults under the Lease in respect of Landlord's performance thereunder and there exist no defenses, counterclaims or rights of offset with respect thereto. Landlord hereby warrants and represents that, to the best of its knowledge, as of the date of the execution of this Second Amendment by Landlord, there are no defaults under the Lease in respect of Tenant's performance thereunder and there exist no defenses, counterclaims or rights of offset with respect thereto.

6. **Successors and Assigns.** This Second Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

7. **Counterparts.** This Second Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto. Execution and delivery of this Second Amendment by delivery of a facsimile or electronically recorded copy (including a .pdf file) bearing a copy of the signature of a party shall constitute a valid and binding execution and delivery of this Second Amendment by such party, and facsimile or other electronic form of signatures and counterparts shall be treated as an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Second Amendment as of the day and year first written above.

LANDLORD:

TWO HARBOR POINT SQUARE LLC

By: ____________________
Name: CARL R. KUEHNER
Title: AUTHORIZED SIGNATORY

TENANT:

SPRINGWORKS THERAPEUTICS, INC.

DocuSigned by:
By: ____________________
397FA6AE9D8C475...
Name: Saqib Islam
Title: CEO

Exhibit A

Executed Assignment

(attached)

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("this Assignment") effective as of January 31, 2022 (the "Effective Date"), is made by and between SPRINGWORKS THERAPEUTICS OPERATING COMPANY, INC. (formerly known as SpringWorks Therapeutics Operating Company PBC) ("Assignor") and SPRINGWORKS THERAPEUTICS, INC. ("Assignee").

RECITALS:

A. Assignor is the tenant under that certain lease (as amended and assigned, the "Lease") as more particularly described on Exhibit A, attached hereto and incorporated herein by this reference.

B. Assignor has agreed to assign its interest under the Lease to Assignee, and Assignee has agreed to assume Assignor's obligations under the Lease, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Assignment and Assumption. Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all right, title and interest of Assignor as tenant under the Lease, and Assignee hereby accepts said assignment and assumes all of Assignor's obligations, duties and responsibilities under the Lease, effective as of the Effective Date.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of Connecticut.

4. Further Assurances. Assignor and Assignee each agree to execute and deliver to the other party, upon demand, such further documents, instruments and conveyances, and shall take such further actions as are necessary or desirable to effectuate this Assignment.

5. Counterparts. This Assignment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto. Execution and delivery of this Assignment by delivery of a facsimile or electronically recorded copy (including a .pdf file) bearing a copy of the

signature of a party shall constitute a valid and binding execution and delivery of this Assignment by such party, and facsimile or other electronic form of signatures and counterparts shall be treated as an original.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

ASSIGNOR:

SPRINGWORKS THERAPEUTICS OPERATING COMPANY, INC.
(formerly known as SpringWorks Therapeutics Operating Company PBC)

DocuSigned by:

By: ______________________
397FA6AE9D8C475
Name: Saqib Islam
Title: CEO

ASSIGNEE:

SPRINGWORKS THERAPEUTICS, INC.

DocuSigned by:

By: ______________________
397FA6AE9D8C475
Name: Saqib Islam
Title: CEO

EXHIBIT A

Lease dated December 1, 2011, by and between Two Harbor Point Square, LLC ("Landlord"), as landlord, and Structured Portfolio Management, L.L.C. ("SPM"), as tenant

First Lease Modification Agreement dated as of December 1, 2012, by and between Landlord and SPM

Assignment and Assumption of Lease effective as of October 10, 2018 by and between SPM and SpringWorks Therapeutics Operating Company PBC

Consent to Assignment dated October 10, 2018 by Landlord